Exhibit (8)(l)(1)

AMENDMENT NUMBER 9

TO

PARTICIPATION AGREEMENT

This Amendment Number 9 (the “Amendment”) to the Participation Agreement dated May 1, 2004, as amended, by and among The Morgan Stanley Variable Insurance Fund, Inc. (formerly The Universal Institutional Funds, Inc.) (“Fund”), Morgan Stanley Investment Management Inc. (“Adviser”), Morgan Stanley Distribution, Inc. (“Underwriter”), and Delaware Life Insurance Company (“Company”) (the “Agreement”) is dated and effective as of June 23, 2020. Capitalized terms not otherwise defined herein are defined in the Agreement.

WITNESSETH:

WHEREAS, the Fund changed its name from The Universal Institutional Funds, Inc. to The Morgan Stanley Variable Insurance Fund, Inc., effective May 1, 2017;

WHEREAS, the parties wish to amend Schedule A to the Agreement to add a new contract;

WHEREAS, the parties wish to amend Schedule B to the Agreement to add certain Portfolios of the Fund; and

WHEREAS, the parties wish to amend the Agreement in certain respects related to the foregoing.

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	The Agreement is hereby amended to revise the name of the Fund, in each place where such name appears, from The Universal Institutional Funds, Inc. to The Morgan Stanley Variable Insurance Fund, Inc.

2.	Schedule A of the Agreement is hereby deleted and replaced in its entirety with new Schedule A attached hereto.

3.	Schedule B of the Agreement is hereby deleted and replaced in its entirety with new Schedule B attached hereto.

4.	All other terms of the Agreement remain in force and unchanged by this Amendment.

[signature page follows]

Exhibit (8)(l)(1)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first specified above.

THE MORGAN STANLEY VARIABLE INSURANCE FUND, INC.		MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ John H. Gernon	By:	/s/ Anton Kuzmanov
Name:	John H. Gernon	Name:	Anton Kuzmanov
Title:	President & Principal Executive Officer	Title:	Managing Director

MORGAN STANLEY DISTRIBUTION INC.

By:	/s/ James Costabile
Name:	James Costabile
Title:	Managing Director

DELAWARE LFE INSURANCE COMPANY

By:	/s/ Dale Uthoff
Name:	Dale Uthoff
Title:	SVP, Variable Annuities

Exhibit (8)(l)(1)

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Name of Contract Funded by Separate Account
Registered Account(s):	Registered Contract(s):

Delaware Life Variable Account F	Masters Access Masters Choice Masters 7 Masters 4 Masters Extra Masters Flex Master s I Share Masters Choice II Masters Extra II Masters Flex II Masters Prime Accelerator Prime

Delaware Life Variable Account G	Large Case YUL

Delaware Life Variable Account I

Futurity YUL

Futurity Accumulator YUL

Futurity Accumulator II YUL

Futurity Protector YUL

Futurity Protector II YUL

Futurity Survivorship YUL

Futurity Survivorship II YUL

Executive YUL

Prime YUL

Prime Survivorship YUL

Protector YUL

Delaware Life Variable Account K	Solutions
Unregistered Account(s):	Unregistered Contract(s):

Delaware Life Separate Accounts R and S	Magnastar PPVUL MSG-VUL-2006 Magnastar PPVA VA PP 2002

Delaware Life Variable Account H	Large Case PPVUL

Delaware Life Variable Account M	Large Case PPVUL

Exhibit (8)(l)(1)

SCHEDULE B

PORTFOLIOS OF THE MORGAN STANLEY VARIABLE INSURANCE FUND, INC.

AVAILABLE UNDER THIS AGREEMENT

Class I Shares

Discovery Portfolio (formerly, Mid Cap Growth)

Class II Shares

Discovery Portfolio (formerly, Mid Cap Growth)

Growth Portfolio

Global Franchise Portfolio

Global Infrastructure Portfolio

Global Strategist Portfolio

Core Plus Fixed Income Portfolio